EXHIBIT 3(A)

                            Articles of Incorporation
                     Community Bankshares of Maryland, Inc.
                      (as amended through August 17, 1998)




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                     COMMUNITY BANKSHARES OF MARYLAND, INC.

                            ARTICLES OF INCORPORATION

                      (as amended through August 17, 1998)

THIS IS TO CERTIFY:

     FIRST: That we the subscribers, Irving L. Kidwell, whose post office address is 7008 College Heights Avenue, Hyattsville, Prince George's County,
Maryland 20782, Andrew O. Mothershead, whose post office address is 7112 Eversfield Drive, Hyattsville, Prince George's County, Maryland 20782, William
V. Meyers, whose post office address is 12211 Drews Court, Potomac, Montgomery County, Maryland 20854, W. Stanley Machen, whose post office address is 7106 Wells Parkway, Hyattsville, Prince George's County, Maryland 20782, and Mark R. Vogel, whose post office address is 8812 Mayberry Court, Potomac, Montgomery County, Maryland 20854, each being at least eighteen years of age, do hereby associate ourselves as incorporators with the intention of forming a corporation under and by virtue of the General Laws of the State of Maryland.

     SECOND: The name of the corporation (hereinafter called the "Corporation") is :

                     COMMUNITY BANKSHARES OF MARYLAND, INC.
                             (amended June 10, 1998)

     THIRD: The purposes for which the Corporation is formed are as follows:

     (1) To purchase, own, and hold the stock of other corporations and to direct the operations of other corporations and, in particular, commercial bank or banks organized and operated under the laws of Maryland or other states, as well as national banks and other financial institutions, as allowed by law, through the ownership of stock therein, to cause other corporations to be formed, to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of shares or voting trust certificates for shares of capital stock or any bonds, notes, securities or evidences of indebtedness created by, any other corporation or corporations organized under the laws of this state or any other state or district, country, nation, or government; to acquire bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency, country, subdivision or municipality thereof, and to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

     (2) To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation, and to hold, possess and improve such properties and to conduct in any legal manner the whole or any part of the business so acquired, and to pledge, mortgage, sell or otherwise dispose of the same; to aid in any corporation whose stocks, bonds, notes, debentures or other securities are held or controlled,


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directly or indirectly, by the Corporation, and to do any and all lawful acts or things necessary or advisable to protect, preserve, improve or enhance the value
of  any  such  stocks,  bonds,  notes,   debentures,   or  other  securities  or
obligations; and to endorse or guarantee the payment of principal or interest or both, or dividends upon any stocks bonds, obligations or other securities or evidences of indebtedness, and to guarantee the performance of any contracts or other undertakings in which the Corporations is or becomes interested, of any corporation, association, partnership, firm, individual or others, or any country, nation or governmental or political authority.

     (3) To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this Corporation.

     (4) To make, enter into and carry out any agreements or arrangements which may be deemed to be for the benefit of the Corporation, with any domestic or foreign governmental, municipal or public authority, or with any corporation, partnership, association, combination, organization, entity or person; to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties grants and concessions; to hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon which may lawfully be undertaken by a corporation organized under the laws of the State of Maryland; and to cause to be formed, to promote and to aid in any ways in the formation of any corporation, domestic or foreign, for any such purpose.

     (5) To act in any and all parts of the world as principal, agent or otherwise, either alone or in association with any other persons, firms, associations, entities, combinations, domestic or foreign corporations, states, governments and other public and private bodies.

     (6) To produce, buy, sell and dispose of all kinds of services, goods, wares, merchandise, commodities, supplies and products.

     (7) To borrow or raise money for any of the purposes of the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of or lien upon the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds, debentures or other obligations of the Corporation for its corporate purposes; to confer upon the holders of any bonds, debentures or obligations of the Corporation, secured or unsecured, the right to convert the principal thereof into stock of the Corporation upon such terms and conditions as may be deemed advisable; to create, issue, sell and otherwise dispose of, of money, property or other considerations deemed useful for the purpose of the Corporation, certificates entitling the holder to an interest in all or any part of the securities from time to time held by the Corporation; to permit the holders of any bonds, debentures or obligations of the Corporation, secured by specific securities, to share in the income of such securities in lieu of or in addition to, a fixed return on their investment, and to issue certificates for partly-paid stock of the Corporation.

     (8) To the extent permitted by law, to lend to any person, firm or corporation any of its uninvested funds, either with or without security.

     (9) To purchase or otherwise acquire, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase or acquisition of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     (10) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts or territories of the


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United  States,  and in any and all  foreign  countries,  subject  to the erect, construct, rebuild, enlarge, alter, improve, maintain, manage and operate houses, buildings or other works of any description on any lands owned or leased by the Corporation, or upon any other lands; to sell, lease, sublet, mortgage, exchange or otherwise dispose of any of or other works owned by the Corporation; to engage generally in the real estate business, as principal, agent, broker or otherwise, and generally to buy, sell, lease, mortgage, exchange, manage, operate and deal in lands or interest in lands, houses, buildings or other works; and to purchase, acquire, hold, exchange, pledge, hypothecate, sell, deal in and dispose of tax liens and transfers of tax liens on real estate.

     (11) To endorse or guarantee the payment of principal or interest, or both, or dividends upon any stocks, bonds, obligations or other securities or evidences of indebtedness issued or created by any other corporation of the State of Maryland, or any other state, or of any country, nation or government, or political authority, so far as the same may be permitted by law.

     (12) To undertake, contract for or carry on any business incidental to or in aid of, or convenient or advantageous in pursuance of, any of the objects or purposes of the Corporation.

     (13) In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Maryland upon corporations formed under the General Corporation Law of the State of Maryland, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     (14) The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, not be limited or restricted by reference to, or inference from, the terms of any other clause herein contained, but the objects and purposes specified in each of the foregoing clauses of this Article THIRD shall be regarded as independent objects and purposes.

     FOURTH: The post office address of the principal office of this Corporation in this State is 6801 Kenilworth Avenue, Suite 400, Riverdale, Maryland 20737. The name and post office address of the resident agent of the Corporation in this State is William V. Meyers, Esquire, Meyers, Billingsley, Shipley, Curry, Rodbell & Rosenbaum, P.A., 6801 Kenilworth Avenue, Suite 400, Riverdale, Maryland 20737. Said resident agent is a citizen of the State of Maryland and actually resides therein.

     FIFTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Ten Million (10,000,000) shares of Common Stock of the par value of Ten Dollars ($10.00) each. The aggregate par value of all shares having par value of all classes is One Hundred Million Dollars ($100,000,000). (Amended August 10, 1988)

     SIXTH: The number of directors of the Corporation shall be five (5), and the number of directors may be increased or decreased pursuant to the By-laws of the Corporation, but shall never be less than five or more than thirty (30). The names of the directors who shall act until the first annual meeting of stockholders or until their successors are duly chosen and qualify are: Irving
L. Kidwell, Andrew O. Mothershead, William V. Meyers, W. Stanely Machen and Mark
R. Vogel.


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     SEVENTH:  The  Corporation  shall  indemnify  and hold harmless each of its directors and officers or his or her estate against any and all expenses and liabilities, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil, criminal or administrative, in which he is made a party by reason of his being or having been a director or officer of the Corporation (whether or not a director or officer at the time such expenses and liabilities are imposed or
incurred   by  him)  to  the  full  extent   allowed  by  law.   Such  right  of
indemnification shall not be deemed exclusive of any other right, or rights, to which he may be entitled under any By-law, agreement, vote of stockholders or otherwise. Such indemnification shall extend to any officer or employee of the Corporation who in the performance of his duties as such is serving or has served as a director or officer of another corporation in which this Corporation owns shares of capital stock or of which it is a creditor.

     EIGHTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     (1) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock and securities convertible into shares of its stock for such considerations as said Board of Directors may deem advisable, irrespective of the value or amount of such considerations.

     (2) No contract or other transaction between this Corporation and any other corporation and no act of this Corporation shall in any way be affected or invalidated by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and directors individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of this Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the board of Directors or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation, which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

     (3) Holders of stock of the Corporation, of whatever class, shall not have any preferential or preemptive right of subscription to any shares of any class or to any securities convertible into shares of stock of the Corporation, nor any right of subscription thereof other than such, if any, as the board of Directors, in its discretion, may determine, and at such price as the Board of directors, in its discretion, may fix; and any shares or convertible securities which the Board of Directors shall determine, be offered to holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing.

     (4) The Board of Directors shall have power to declare and authorize the payment of stock dividends and shall have authority to exercise, without a vote of stockholders, all powers of the Corporation, whether conferred by law or by these Articles, to purchase, lease, or otherwise acquire the business, assets or franchises, in whole or in part, of other corporations or unincorporated business entities.



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NINTH:   The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, we the undersigned incorporators, individually acknowledge the foregoing Articles of Incorporation to be our act this 12th day of March 1987.

Witness:

                                                /s/ Irving L. Kidwell     (SEAL)
----------------------------                    --------------------------
                                                Irving L. Kidwell

                                                /s/ Andrew O. Mothershead (SEAL)
----------------------------                    --------------------------
                                                Andrew O. Mothershead

                                                /s/ William V. Meyers     (SEAL)
----------------------------                    --------------------------
                                                William V. Meyers

                                                /s/ W. Stanley Machen     (SEAL)
----------------------------                    --------------------------
                                                W. Stanley Machen

                                                /s/ Mark R. Vogel         (SEAL)
----------------------------                    --------------------------
                                                Mark R. Vogel